EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
______________

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO SECTION 305(b)(2) ☐

LASALLE BANK NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

36-0884183
(I.R.S. Employer Identification No.)

135 South LaSalle Street, Chicago, Illinois 60603
(Address of principal executive offices) (Zip Code)
______________

Guy Rounsaville
Executive Vice President
General Counsel
Telephone: (312) 904-5469
135 South LaSalle Street, Suite 925
Chicago, Illinois 60603
(Name, address and telephone number of agent for service)
______________

PrivateBancorp, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3681151 (I.R.S. Employer Identification No.)
70 West Madison Suite 900 Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

______________

3 5/8% Contingent Convertible Senior Notes Due 2027
(Title of the indenture securities)

ITEM 1.	GENERAL INFORMATION*

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

1.	Comptroller of the Currency, Washington D.C.

2.	Federal Deposit Insurance Corporation, Washington, D.C.

3.	The Board of Governors of the Federal Reserve Systems, Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

ITEM 2.	AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each such affiliation.

Not Applicable

*Pursuant to General Instruction B, the trustee has responded only to items 1, 2 and 16 of this form since to the best knowledge of the trustee the obligor is not in default under any indenture under which the trustee is a trustee.

ITEM 16.  LIST OF EXHIBITS.

List below all exhibits filed as part of this statement of eligibility and qualification.

1.
A copy of the Articles of Association of LaSalle Bank National Association now in effect. (incorporated herein by reference to Exhibit 1 to Form T-1 filed as Exhibit 25 to Form S-3, dated June 28, 2006, in File No. 333-135417).

2.
A copy of the certificate of authority to commence business (incorporated herein by reference to Exhibit 2 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

3.
A copy of the authorization to exercise corporate trust powers (incorporated herein by reference to Exhibit 3 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

4.
A copy of the existing By-Laws of LaSalle Bank National Association (incorporated herein by reference to Exhibit 4 filed with Form T-1 filed as Exhibit 25 to Form S-3, dated June 28, 2006, in File No. 333-135417).

5.	Not applicable.

6.
The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 (incorporated herein by reference to Exhibit 6 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, LaSalle Bank National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois, on the 29th day of May, 2007.

LASALLE BANK NATIONAL ASSOCIATION
By:	/s/ Russell C. Bergman
Name:	Russell C. Bergman
Title:	First Vice President

EXHIBIT 7

LaSalle Bank N.A. 135 South LaSalle Street Chicago, IL 60603	Call Date: Vendor ID: D	3/31/2007	ST-BK: 17-1520 CERT: 15407	FFIEC Page 11	031 RC-1
Transit Number: 71000505
Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2007
All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.
Schedule RC - Balance Sheet
Dollar Amounts in Thousands
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):	RCFD
a. Noninterest-bearing balances and currency and coin (1)	0081	1,921,842	1.a
b. Interest-bearing balances (2)	0071	8,054	1.b
2.	Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)	1754	44,355	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)	1773	20,142,854	2.b
3.	Federal funds sold and securities purchased under agreements to resell
a. Federal funds sold in domestic offices	B987	129,310	3.a
b. Securities purchased under agreements to resell (3)	B989	260,664	3.b
4.	Loans and lease financing receivables (from schedule RC-C)
a. Loans and leases held for sale	5369	3,461,116	4.a
b. Loans and leases, net of unearned income	B528	43,180,219
c. LESS: Allowance for loan and lease losses	3123	712,750
d. Loans and leases, net of unearned income, allowance, and reserve (item 4.a minus 4.b and 4.c)	B529	42,467,469	4.d
5.	Trading assets (from Schedule RC-D)	3545	1,439,792	5.
6.	Premises and fixed assets (including capitalized leases)	2145	240,020	6.
7.	Other real estate owned (from Schedule RC-M)	2150	13,234	7.
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	2130	0	8.
9.	Not applicable
10.	Intangible assets (from Schedule RC-M)
a. Goodwill	3163	165,599	10.a
b. Other Intangible assets	0426	0	10.b
11.	Other assets (from Schedule RC-F)	2160	4,757,499	11.
12.	Total assets (sum of items 1 through 11)	2170	75,051,808	12.
________________
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

LaSalle Bank N.A. 135 South LaSalle Street Chicago, IL 60603	Call Date: Vendor ID: D	3/31/2007	ST-BK: 17-1520 CERT: 15407	FFIEC Page 12	031 RC-2
Transit Number: 71000505
Schedule RC - Continued
			Dollar Amounts in Thousands
LIABILITIES
13.		Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			RCON 2200	39,334,984	13.a
	RCON
(1) Noninterest-bearing (1)	6631	6,722,447			13.a.1
(2) Interest-bearing	6636	32,612,537			13.a.2
			RCFN
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)			2200	5,147,435	13.b
	RCFN
(1) Noninterest-bearing	6631	0			13.b.1
(2) Interest-bearing	6636	5,147,435			13.b.2
			RCON
14.		Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices (2)			B993	6,453,541	14.a
			RCFD
b. Securities sold under agreements to repurchase (3)			B995	1,847,663	14.b
15.		Trading liabilities (from Schedule RC-D)	3548	435,442	15
16.		Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases): From schedule RC-M	3190	11,120,832	16
17.		Not applicable
18.		Not applicable
19.		Subordinated notes and debentures (4)	3200	540,000	19.
20.		Other liabilities (from Schedule RC-G)	2930	3,055,259	20.
21.		Total liabilities (sum of items 13 through 20)	2948	67,935,156	21.
22.		Minority Interest in consolidated subsidiaries	3000	62,299	22.
EQUITY CAPITAL
			RCFD
23.		Perpetual preferred stock and related surplus	3838	500,000	23.
24.		Common stock	3230	41,234	24.
25.		Surplus (exclude all surplus related to preferred stock)	3839	2,010,375	25.
26.		a. Retained Earnings	3632	4,282,192	26.a
b. Accumulated Other Comprehensive income.(5)			B530	220,552	26.b
27.		Other Equity capital components (6)	3284	0	27.
28.		Total equity capital (sum of items 23 through 27)	3210	7,054,353	28.
29.		Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	3300	75,051,808	29.
Memorandum
To be reported only with the March Report of Condition.
1.
Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2001

			RCFD 6724	Number 2	M.1
1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	4 =		Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified accounting firm. (may be required by state chartering authority)
2 =	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)	5 =		Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)
3 =
Attestation on bank managements assertion on the effectiveness of the banks internal control over financial reporting by a certified public accounting firm. with generally accepted auditing standards by a certified public accounting firm
		6 = 7 =		Review of the bank’s financial statements by external auditors Compilation of the bank’s financial statements by external auditors
		8 =		Other audit procedures (excluding tax preparation work)
		9 =		No external audit work
_______________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16 “other borrowed money.”
(3) Includes all securities repurchased agreements in domestic and foreign offices, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available for sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership plan shares.